Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 2-80510, 033-62229, 333-105211, and 333-152443 on Forms S-8 of The Sherwin-Williams Company of our report dated June 16, 2022 appearing in this Annual Report on Form 11-K of The Sherwin-Williams Company 401(k) Plan (f/k/a The Sherwin-Williams Company Employee Stock Purchase and Savings Plan) for the year ended December 31, 2021.

Crowe LLP

New York, New York
June 16, 2022